UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

C. Gregory Harper, Senior Vice President and Group President, Pipelines and Field Services of CenterPoint Energy, Inc. (the “Company”), has withdrawn his name from consideration for the Chief Executive Officer of the Company’s previously announced midstream partnership with OGE Energy Corp. and two affiliates of ArcLight Capital Partners, LLC and left the Company effective June 30, 2013.

In connection with his separation, Mr. Harper entered into an agreement (the “Separation Agreement”) with CenterPoint Energy Resources Corp., a wholly owned subsidiary of the Company, on June 26, 2013. Under the terms of the Separation Agreement, Mr. Harper will receive (i) a lump sum severance payment of $900,000, (ii) any vested benefits to which he is entitled under the terms of the Company’s benefit plans, (iii) payment for any unused vacation hours and (iv) outplacement services for a period of nine months following his separation. Mr. Harper will also receive the cash equivalent of certain pro-rated stock awards under the Company’s long-term incentive plans calculated based on target amounts and to be paid on March 15, 2014 ($300,000) and March 15, 2015 ($190,000), subject to his cooperation in certain transitional matters and compliance with certain non-disparagement and non-solicitation requirements. The Separation Agreement also contains a waiver and release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: July 2, 2013	By:	/s/ Christopher J. Arntzen
Christopher J. Arntzen
Vice President, Deputy General Counsel and Assistant Corporate Secretary